Exhibit 5.1

July 13, 2012

Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251

Re:    Securities Being Registered under Registration Statement on Form S-3
Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the Registration Statement on Form S-3 (File No. 333- ) (as amended or supplemented, the “Registration Statement”) to be filed by Alon USA Energy, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the resale of up to 2,908,645 shares (the “Shares”) of the Company's common stock, par value $0.01 per share (the “Common Stock”), to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

As counsel to the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration for resale of the Shares. I have examined the stockholders' agreement and other agreements pursuant to which the Shares were or are to be issued, the Registration Statement, the Company's Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, certain resolutions of the Company's board of directors and audit committee, and other proceedings of the Company related thereto. I have also reviewed such documents and made such examination of law as I have deemed appropriate to give the opinions expressed below.

In such examination, I have assumed the genuineness of all signatures and the authenticity of all items submitted to me as originals and the conformity with originals of all items submitted to me as copies; the legal capacity of all natural persons; and that all applicable fiduciary duties have been complied with. In making my examination of documents executed by parties other than the Company, I have assumed (i) that each other party has the power and authority, the capacity, to execute and deliver, and to perform and observe the provisions of, such documents, (ii) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid and binding obligations of each such party. As to any facts material to the opinions expressed herein, I have relied upon statements and representations of officers and other representatives of the Company and public officials, and have conducted no special investigation of factual matters in connection with this opinion.

My examination of matters of law in connection with the opinion expressed herein has been limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to the laws of any other jurisdiction and I express no opinion herein concerning any other laws, rules or regulations (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Shares).

Based on the foregoing, I am of the opinion that, if, as and when the Shares are issued by the Company in exchange for the shares of Alon Assets, Inc. and Alon Operating, Inc. pursuant to the terms of the shareholders' agreements, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used or relied upon for any other purpose.
I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered to you as of the date hereof, and I undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ James Ranspot

James Ranspot
Chief Legal Counsel - Corporate